Exhibit 99.1

Jamba, Inc. Provides Fiscal Year 2016 Update and 2017 Outlook

FRISCO, Texas, March 20, 2017 -- Jamba, Inc. (NASDAQ:JMBA) today provided an update for fiscal year 2016 and the Company’s outlook for 2017. As a result of a delay in completing the Company’s financial statements, Jamba will file a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission with regard to its 2016 Annual Report on Form 10-K.

Highlights

•	For the fourth quarter of 2016, Company-owned comparable store sales (1) decreased 2.5%, Franchise comparable store sales (1) decreased 2.2%, and System-wide comparable store sales (1) decreased 2.2%.
•	System-wide comparable store (1) sales and transactions exceeded the Knapp-Track Fast Casual benchmark for the fourth quarter of 2016 by approximately 0.8% and 0.2% respectively.
•	Full year system-wide comparable store sales (1) decreased 0.2%.
•	Opened 27 stores in the fourth quarter of 2016, comprised of 18 domestic and 9 international stores.
•	Opened 75 stores in fiscal 2016, of which 56 were domestic and 19 were located internationally.

“2016 was a year of transition for Jamba. I am confident in the team we have assembled and our five key strategies for growth. The critical business decisions made over the past year allow the team to focus on our core retail business and the re-imagination of Jamba,” said Dave Pace, President and Chief Executive Officer of Jamba, Inc. “During the year we exited a number of non-core businesses and focused on energizing the brand while also driving sales and profitability. I expect these efforts to drive continued results and look forward to a successful 2017 and beyond.”

2016 Outlook

The Company expects to achieve the following results for fiscal 2016:

Metric	Prior Guidance	Revised Guidance
Total Revenue	Approximately $78 million	Meet or exceed $78 million
Non-GAAP Adjusted G&A expense (3)	Approximately $22.5 million, exiting 2016 with a run rate of no more than $21.7 million	$23.3 million to $23.8 million
Non-GAAP Adjusted EBITDA (4)	Approximately $10.5 million	Meet or exceed $10.5 million

Non-GAAP Adjusted G&A expense and Non-GAAP Adjusted EBITDA set forth above are forward-looking non-GAAP measures which the Company is not able to provide comparable GAAP forward-looking estimates of G&A expense and net income without unreasonable efforts because the Company is finalizing its financial statements and determinations of whether any GAAP adjustments will be required.  The Company believes the significance is primarily addressed in the non-GAAP reconciliation set forth in the Company’s third-quarter earnings release and the items noted below under “Anticipated Fourth Quarter Charges”.

Anticipated Fourth Quarter Charges

The Company expects to record unusual cash and non-cash charges of approximately $13 million to $14 million in the fourth quarter of 2016, resulting in part, from the Company’s efforts to focus on the core retail business and remove all non-core activities.  The charges are primarily related to the exit of JambaGO®, relocation of the Company’s corporate office to Frisco, Texas, closure of the Innovation Store in Pasadena, California, legal reserves and settlements, and asset impairments and have not been included in the Non-GAAP Adjusted G&A expense and Non-GAAP Adjusted EBITDA set forth above.

Liquidity

As of January 3, 2017, the Company held $7.1 million in cash and cash equivalents, as compared to $19.7 million cash and cash equivalents at December 29, 2015. As of January 3, 2017 and December 29, 2015, the Company had restricted cash of $0.5 million and $0, respectively.

2017 Outlook

The Company provided updated guidance for fiscal 2017.  Revised Guidance incorporates changes to annual Comp Sales due to the historic rain and flooding in primary geographies, a reduction in new store openings, the strategic exit of the JambaGO® business, closure of the Innovation Store in Pasadena, California, and refranchise of the Emeryville, California store.

Metric	Preliminary Guidance	Revised Guidance
Total Revenue	$78 to $80 million	$75 to $77 million
Annual system-wide comparable sales (1)	Increase of 2 to 4%	Flat, to slightly positive
New store openings (2)	Approximately 110 new store openings; Approximately 65 openings net of closures Includes Express format	65 to 75 new store openings; 25 to 35 openings, net of closures Excludes Express format
Non-GAAP Adjusted G&A expense (3)	Approximately $21 million, exiting 2017 with a run rate of no more than $20 million	Approximately $21 million, exiting 2017 with a run rate of no more than $20 million
Non-GAAP Adjusted EBITDA (4)	$14 to $16 million	$13 to $15 million

Non-GAAP Adjusted G&A expense and Non-GAAP Adjusted EBITDA set forth above are forward-looking non-GAAP measures which the Company is not able to provide comparable GAAP forward-looking estimates of G&A expense or net income without unreasonable efforts, as information needed to make a reasonable forward-looking estimate of G&A or net income is difficult to predict and estimate and dependent on future events which are uncertain or outside of the Company's control.  The probable significance of such adjustments is also similarly difficult to estimate for the same reasons.

Fiscal 2017 is a 52-week fiscal year as compared to the 53-week 2016 fiscal year.

Express Format Removed from Store Count Guidance

The Company previously announced it will disclose Gross Store Openings and Openings, Net of Closures to provide further transparency to the financial contribution of new store development.  The Company will no longer include Express format stores in store count guidance information, due to the smaller financial contribution of the format. Refer to the table below for a complete detail of store opening and closing counts by format for fiscal years 2014, 2015, and 2016.

Form 10-K Filing

The delay in completion of the Company’s financial statements has been primarily caused by transition issues stemming from the Company relocation of its headquarters from Emeryville, California to Frisco, Texas in the second half of 2016. While the Company had implemented a transition plan to mitigate the risk relating to the relocation, the relocation and resulting replacement and training of personnel Company wide and transition of Company operating knowledge created unanticipated difficulties and delays in completing the Company’s year-end financials. The Company’s delay was also contributed to, in part, by the complexities with addressing the number of Company non-routine transactions which occurred in 2016, many of which related to the Company’s transition.

The Company currently does not expect to file its Form 10-K on or before April 4, 2017, the prescribed due date under the fifteen calendar day extension period provided by Rule 12b-25 under the Securities Exchange Act of 1934. The Company expects to file its Form 10-K as soon as is practicable, with timing contingent on completion of financial statements and their subsequent audit.

Conference Call

A conference call will be held today, March 20, 2017 at 8:30 a.m. ET. The call will be webcast live from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com. The conference call can also be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing

(201) 493-6780. A replay will be available at 11:30 a.m. ET and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the pin number is 13655279. The replay will be available until Monday, April 10, 2017.

Inducement Grants

Jamba today announced that Joe Thornton, its new Senior Vice President, Chief Operations Officer, has been granted (i) effective March 23, 2017, a non-qualified stock option to purchase to up 15,000 shares of the Company’s common stock at a per share price of the closing price of the Company’s common stock on the date of grant, vesting annually over three years and (ii) effective upon the filing of a Form S-8 registering the restricted stock units, (a) 5,000 restricted stock units, vesting annually over three years, and (b) 70,000 restricted stock units of which 35,000, 20,000 and 15,000 would vest upon achievement of stock price targets of $19.50, $24.00 and $28.50 during the three-year period after grant, respectively, in each case subject to Mr. Thornton’s continued employment with Jamba and/or its affiliates. Additionally, upon a change of control during the three year period after the grant date whereby the Company’s stockholders receive per-share consideration equaling or exceeding any of the price targets listed above, the units will vest in the amounts listed above for each price target (as adjusted for any stock splits, dividends, or similar transactions).

Additionally, the Company granted effective March 23, 2017 nonqualified stock options to two new employees who are not executive officers of the Company to purchase an aggregate of up to 10,000 shares of the Company's common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of each grant, in each case vesting annually over four years so long as each employee remains an employee of Jamba Juice Company and/or its affiliates.

The grants were made as an inducement that was a material component of each person’s compensation and subsequent acceptance of employment with the Company and was granted as an employment inducement award pursuant to NASDAQ Listing Rule 5635(c)(4) approved by the Compensation and Executive Development Committee of the Company’s board of directors.

About Jamba, Inc.

Jamba, Inc. (NASDAQ: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a healthful, active lifestyle brand with a robust global business driven by a portfolio of franchised and company-owned Jamba Juice ® stores and Jamba Juice Express™ formats. Jamba Juice ® is a leading restaurant retailer of “better-for-you” specialty beverage and food offerings which include flavorful, whole fruit and vegetable smoothies, fresh squeezed juices and juice blends, Energy Bowls™, signature “boosts”, shots and a variety of food items including: hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, baked goods and snacks.

There are over 900 Jamba Juice store locations globally, as of January 3, 2017. For more information visit www.jambajuice.com or contact Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement, including each of the statements made above with respect to the Company’s 2016 update and under “2017 Financial Outlook”. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Non-GAAP Financial Measures

The Company provides certain forward-looking non-GAAP financial measures to its investors. The Company believes that providing these forward-looking non-GAAP measures to its investors provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below. The Company is unable to provide a quantitative reconciliation of its forward-looking estimate of Non-GAAP Adjusted G&A Expense and Non-GAAP Adjusted EBITDA to forward-looking estimates of G&A or net income because certain information needed to make a reasonable forward-looking estimate of G&A or net income for the full fiscal years 2016 and 2017 is difficult to predict and estimate and for 2017 is often dependent on future events which may be uncertain or outside of the Company's control. However, the Company’s projections of Non-GAAP Adjusted G&A Expense and Non-GAAP Adjusted EBITDA for both 2016 and 2017 are forward-looking statements not able to be fully reconciled to corresponding GAAP income statement measures, and for 2016 these forward-looking statements do not include charges of approximately $13 million to $14 million in the Fourth Quarter of 2016 as described under “Anticipated Fourth Quarter Charges” described above.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Comparable store sales are calculated using sales of Jamba Juice® stores opened more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees and do not include International Stores, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and Franchise-operated stores, as reported by our franchisees, which are not included in our store base. System-wide comparable store sales do not include International Stores, Express format, and JambaGO® locations. Company Store comparable sales represents the change in year-over-year sales for all Company Stores opened for at least one full year. Franchise Store comparable sales, a non-GAAP financial measure, represents the change in year-over-year sales for all Franchise Stores opened for at least one full year, as reported by franchisees, and excludes International Stores. System-wide comparable store sales, a non-GAAP financial measure, represents the change in year-over-year sales for all Company and Franchise Stores opened for at least one full year and is based on sales by both company-owned and domestic franchise-operated stores, as reported by franchisees, which are in the store base. Comparable store sales includes closed locations for the periods in which they have comparable sales. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and System-wide comparable stores sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, Franchise-operated comparable store sales, and System-wide comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and Franchise-operated stores.

(2) New store openings, net of closures is defined as the count of new store openings, minus the count of store closures.

(3) Non-GAAP Adjusted General and Administration Expense is calculated as general and administration expense in accordance with GAAP excluding costs related to the Company’s move to outsource specified services to Cap Gemini, refranchise and severance costs associated with the move to an asset-light business model, charges related to the executive organization changes, costs due to the Company’s corporate office relocation to Frisco, Texas, and other non-recurring general and administrative expense for the fiscal year. The Company believes that general and administration expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net expense without the impact of what the Company believes to be upfront transitional costs. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from Non-GAAP Adjusted General and Administration Expense.

(4) The Company used the non-GAAP financial measure of Adjusted EBITDA in its statements made in this release and believes that these are useful in measuring the operating performance of the Company.  Adjusted EBITDA is equal to net income, adjusted for: (a) the Company’s legal and transition costs related to the Company’s move to outsource specified services to Cap Gemini and the move to an asset-light business model; (b) the Company’s corporate office relocation to Frisco, Texas, (c) gain from disposal of assets relating to refranchising; (d) depreciation and amortization; (e) interest income; (f) interest expense; (g) income taxes; (h) impairment expense; (i) stock based compensation expense; and (j) charges that occurred outside of the normal course of business, including the “Anticipated Fourth Quarter Charges” noted above.

COMPARABLE STORE SALES

	Quarter Ended(1)		Fiscal Year Ended(2)
Increase/(Decrease)	January 3, 2017	December 29, 2015	January 3, 2017	December 29, 2015
Percentage Change in Comparable store sales
Company stores	(2.5)%	5.4%	0.8%	1.5%
Franchise stores	(2.2)%	3.7%	(0.3)%	2.7%
System-wide	(2.2)%	3.9%	(0.2)%	2.3%
Percentage Change in Comparable Company store sales
Traffic	(3.7)%	1.6%	(2.4)%	(3.5)%
Average check	1.2%	3.8%	3.2%	5.0%
Total Comparable Company store sales	(2.5)%	5.4%	0.8%	1.5%

(1) Quarter ended January 3, 2017 amounts are calculated based on comparable 13 weeks.
(2) Year ended January 3, 2017 amounts are calculated based on comparable 52 weeks.

NEW STORE OPENINGS, NET OF CLOSURES
	Fiscal Year Ended
	December 30, 2014	December 29, 2015	January 3, 2017
Openings
Traditional	23	30	26
Non-traditional	9	13	18
Drive thru	—	1	2
International	24	22	19
Total excluding Express	56	66	65
Express	11	7	10
Total including Express	67	73	75

Closures
Traditional	(27)	(18)	(14)
Non-traditional	(5)	(17)	(16)
Drive thru	—	—	—
International	(10)	(9)	(24)
Total excluding Express	(42)	(44)	(54)
Express	(8)	(4)	(5)
Total including Express	(50)	(48)	(59)

Openings, Net of Closures(2)
Traditional	(4)	12	12
Non-traditional	4	(4)	2
Drive thru	—	1	2
International	14	13	(5)
Total excluding Express	14	22	11
Express	3	3	5
Total including Express	17	25	16

FISCAL YEAR END STORE COUNTS
	Fiscal Year Ended
	December 30, 2014	December 29, 2015	January 3, 2017
Store Counts
Traditional	570	582	594
Non-traditional	195	191	193
Drive thru	2	3	5
International	62	75	70
Total excluding Express	829	851	862
Express	39	42	47
Total including Express	868	893	909

Contact:

Investor Relations

Dara Dierks

646-277-1212

investors@jambajuice.com